Exhibit 10.1

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

Amendment No. 9 to Network Services Agreement

That certain NETWORK SERVICES AGREEMENT (the “Agreement”), dated September 28, 2001, by and between SAVVIS Communications Corporation, a Delaware corporation (“SAVVIS”), and Reuters Limited, a company incorporated in England under registered number 145516 (“Reuters”), is hereby amended effective October 24th, 2003 (the “Effective Date”) by this Amendment No. 9 (the “Amendment”), as follows. Capitalized terms used, but not defined herein shall have the meaning set forth in the Agreement.

1.	New Services. In accordance with the Agreement and this Amendment, SAVVIS shall provide Reuters with “Global ISP Project Management” as a New Service.

2.	“Global ISP Project Management” is hereby added as a new subsection 2.1.1(J) of the Agreement.

3.	The following is hereby added as Section 14 of Schedule 2:

14.	SERVICE DEFINITION –” GLOBAL ISP PROJECT MANAGEMENT”

14.1	Overview. SAVVIS shall provide Reuters with Global ISP Project Management.

14.2	Service Elements. Global ISP Project Management will include the following service elements to be performed by SAVVIS:

(A)	Develop a work plan setting forth in order of priority the various steps required to implement ISP services for Reuters in various locations around the world.

(B)	Project manage the implementation of the new ISP topology to be used in six data centers, to be identified by the Parties (the “Main Data Centers” and each of them a “Data Center”), including preparation of equipment lists required to order new equipment. Implementation should align with Red LAN strategies in each of the Main Data Centers as notified to Savvis by Reuters.

(C)	[**]

(D)	Implement change process controls which includes IP addressing.

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(E)	Implement the routing policy to be used in the Main Data Centers.

(F)	Work with internal Reuters resources to determine which circuits are to be cancelled in data centers outside of the Main Data Centers and, as necessary, determine how to redirect users to the appropriate Data Center.

(G)	Assist Reuters in developing appropriate sales & marketing materials for the ISP services that will be presented by Reuters sales people to their end clients, the costs of which such materials shall be borne by Reuters.

(H)	Assist Reuters in developing an ordering process to manage the provision of ISP services. This would include the drafting and implementation of a future state model that allows Reuters to effectively manage requests for internal Reuters ISP requirements and ISP requirements tied to the delivery of content to Reuters customers.

14.3	Additional Obligations. SAVVIS shall appoint a project manager who shall serve as the single point of contact on all Global ISP Project Management tasks and provide on-going communication and updates to Reuters. Prior to initiation of this Project Management service, SAVVIS shall inform Reuters of the Project Manager, which shall be subject to Reuters’ consent, such consent not to be unreasonably withheld or delayed.

14.3	Term. This Global ISP Project Management shall have an initial term of six (6) months from November 1, 2003. Thirty (30) days prior to the end of the initial term, Reuters and Savvis will mutually determine if this initial term shall be extended, for what duration, and on what terms and conditions.

4.	Pricing. Schedule 3 of the Agreement shall be amended by adding the following as a new Section 1.11.

1.11	Reuters shall pay SAVVIS for Global ISP Project Management a fee of [**] per month, with a minimum term of six (6) months, which such fees shall count towards satisfying the Domestic MMC, provided, however, that none of the circumstances set forth in Section 3.6.3 under which the MMC may be reduced shall apply to circumstances arising with respect to Global ISP Project Management. In addition, Reuters shall reimburse SAVVIS for all mutually agreed (by designees from each party) travel related

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expenses associated with providing Global ISP Project Management (which such expense reimbursement shall not count towards satisfying the MMC).

5.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

6.	Except as provided herein, all of the terms and conditions of the Agreement shall remain in full force and effect as set forth therein.

[SIGNATURE PAGE FOLLOWS]

[**] CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 9 to the Network Services Agreement to be executed as of the Effective Date.

SAVVIS COMMUNICATIONS CORPORATION

By:	/s/ Matthew A. Fanning

Name:	Matthew A. Fanning
Title:	EVP

REUTERS LIMITED

By:	/s/ Philip J. Sayer

Name:	Philip J. Sayer
Title:	Head of Distribution

[**] CONFIDENTIAL TREATMENT REQUESTED

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